                                                                      EXHIBIT 24

                               IKONICS CORPORATION

                               Powers of Attorney

         The undersigned directors of IKONICS Corporation, a Minnesota corporation, do hereby make, constitute and appoint William C. Ulland and Jon R. Gerlach, and either of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director of said Corporation to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto regarding the Corporation's 1995 Stock Incentive Plan, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of stock of said Corporation and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto the attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

         IN WITNESS WHEREOF, each of the undersigned have hereunto set their hands as of February 11, 2005.


/s/ William C. Ulland                       /s/ David O. Harris
--------------------------------------      ------------------------------------
William C. Ulland                           David O. Harris



/s/ Charles H. Andresen                    /s/ Rondi Erickson
--------------------------------------     -------------------------------------
Charles H. Andresen                        Rondi Erickson



/s/ Gerald W. Simonson                     /s/ Leigh Severance
--------------------------------------     -------------------------------------
Gerald W. Simonson                         Leigh Severance